UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

AMENDMENT NO. 1
TO
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2013

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REGALWORKS MEDIA, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-52846	76-0766174
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 SANTA MONICA BOULEVARRD, SUITE 300
SANTA MONICA, CA. 90401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 220-9977

           AmerElite Solutions, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 7, 2013, the Company executed a Stock Purchase and Reorganization Agreement (the “Agreement”) with RWI, a Nevada corporation. The transaction took the form of a “reverse acquisition” with the owners of RWI initially controlling 80% of the outstanding stock of the Company.

Upon completion of the reverse acquisition, the Company changed its name to RegalWorks Media Inc. RWI is building an integrated media holding company for today’s modern media entertainment environment. The initial focus of RWI will be to establish an independent film studio and integrated media company to manage the production of major feature films as well as to integrate all forms of online media. RWI will develop, co-produce, co-finance and distribute the wide release of family-friendly films and will also advise, manage and co-manage various film funds.

RWI’s near-term plans include integrating other online media platforms such as music, publishing, video games and social media and the formation of a marketing and distribution company.

The Agreement required the Company to satisfy and settle all outstanding obligations prior to the closing of escrow, as well as complete a twenty-five to one (25:1) reverse stock split of the equity of the Company which includes both common and preferred stock classes.

The foregoing summary of certain terms of the Agreement does not purport to be complete discussion of the Agreement and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which was attached as Exhibit 2.1 to the Form 8-K filed on May 14, 2013.

The Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, RWI, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement are made only for purposes of the Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, RWI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

 Audited statements of operations of RegalWorks Media, Inc. for the three months ended June 30, 2013 and for the period March 21, 2013 (Date of Inception) through June 30, 2013 are attached hereto as Exhibit 99.1.

(b)  Pro forma financial information.

The unaudited pro forma financial information for the Company after giving effect to the acquisition of RegalWorks Media, Inc. and adjustments as described in such pro forma financial information, as of June 30, 2013 are attached hereto as Exhibit 99.2.

(d)  Exhibits

23.1	Consent of Independent Registered Public Accounting Firm
99.1	Statements of operations for the three months ended June 30, 2013 and for the period March 21, 2013 (Date of Inception) through June 30, 2013 (Audited).
99.2	Pro forma combined consolidated balance sheet as of June 30, 2013 (unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RegalWorks Media, Inc.

By:	/s/ Dane West
Dane West Chief Executive Officer

Date:  September 30, 2013